Exhibit 10.2

Amendment No. 1 to Amended and Restated Restricted Units Agreement

This Amendment No. 1 to Amended and Restated Restricted Units Agreement (this “Amendment”) is made and entered into effective as of __________ __, 2015 (the “2015 Amendment Date”) by and between Adeptus Health LLC, a Delaware limited liability company (the “Company”), and [                     ] (“Executive”).  Capitalized terms used and not otherwise defined in this Amendment have the meaning given to such terms in the Amended and Restated Restricted Units Agreement, by and between the Company and Executive, dated as of June 24, 2014 (the “Restated Agreement”).

W I T N E S S E T H

WHEREAS, pursuant to the terms of the Restated Agreement, a portion of the Units held by Executive are subject to performance-based vesting;

WHEREAS, the Company has determined that it is in the best interests of the Company and its owners to treat as satisfied the conditions required for the Performance Vesting Units to become fully vested; and

WHEREAS, the Company and Executive desire to amend the Restated Agreement as provided below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Company and Executive hereby agree to amend the Restated Agreement as follows:

1. Amendment of Section 1.1(a)(iii). Section 1.1(a)(iii) of the Restated Agreement shall be deleted in its entirety and replaced by the following:

“(iii)[               ] Units shall be fully vested as of the 2015 Amendment Date and only subject to the terms and conditions of the LLC Agreement.”

2. Amendment of Section 1.1(b). Section 1.1(b) of the Restated Agreement shall be deleted in its entirety and replaced by the following:

“(b)In the event that any Time Vesting Units become Vested Units, such Units shall no longer be subject to the provisions of this Agreement, but shall continue to be subject to the terms and conditions of the LLC Agreement.”

3. Amendment of Section 1.2 and 1.2(b).  Section 1.2 of the Restated Agreement shall be amended by deleting the words “Performance Vesting Units” from the heading thereof.  Section 1.2(b) of the Restated Agreement, including Exhibit 1, shall be deleted in its entirety and replaced by the following:

“(b)[Reserved]”

4. Amendment of Section 1.2(c). Section 1.2(c) of the Restated Agreement shall be deleted in its entirety and replaced by the following:

“(c)The Units that are or have become vested as set forth herein are referred to herein as “Vested Units”.  Time Vesting Units that have not vested as set forth herein are referred to herein as “Unvested Units”.”

5.	Amendments to Article 4.

(a)The following defined term shall be added to Article 4:

““2015 Amendment Date” means __________ __, 2015.”

(b)Each of the following defined terms in Article 4 shall be deleted in its entirety:

“Actual Sale Price”;  “Deemed Trading Price”;  “Employment Termination Date”;

“First Testing Date”;  “Performance Determination Date”;  “Realized Value”;  “Second Testing Date”;  “Share of Sterling Stock”;  “Sterling”;  “Sterling Stock”;  “Sterling Invested Capital”;  “Sterling Target Amount”;  “Testing Date”;  “Third Testing Date”

6. Amendment Governs in the Case of Conflict.  In the event that any terms or provisions of the Restated Agreement conflict or are inconsistent with the terms and provisions of this Amendment, the terms of this Amendment shall govern and control.

7. No Further Modification. Except as amended hereby, the Restated Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment effective as of the 2015 Amendment Date.

COMPANY

ADEPTUS HEALTH LLC

By: Adeptus Health, Inc., its Managing Member

By:___________________________

Name:___________________________

Title:___________________________

EXECUTIVE

_________________________________

[                        ]